Exhibit 99.1
Unaudited Pro Forma Condensed Combined Financial Information

Introduction

    On November 1, 2023, Forum Energy Technologies, Inc., a Delaware corporation (“Forum”) and Forum Canada ULC, an Alberta corporation and a wholly owned subsidiary of Forum (the “Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with (i) Variperm Holdings Ltd., an Alberta corporation (“Variperm”), (ii) Variperm Energy Services Partnership, an Alberta general partnership (“VES Partnership”), (iii) Jamie Olson, a resident of Alberta (“Olson”), (iv) Elise Robertson, a resident of Alberta (“Robertson”), (v) Slotting RemainCo Limited Partnership, an Alberta limited partnership (“RemainCo” and together with VES Partnership, Olson and Robertson, the “Sellers”), and (vi) VES Partnership in its capacity as the representative of the Sellers. Pursuant to the Purchase Agreement, the Purchaser purchased from the Sellers all of the issued and outstanding common shares of Variperm (the “Transaction”) on January 4, 2024 (the “Closing Date”) and Variperm became a wholly owned subsidiary of the Purchaser.
    The base purchase price for the Transaction was (i) 2.0 million shares of common stock, par value $0.01 per share, of Forum (the “Stock Consideration”) and (ii) an amount of cash equal to $150.3 million (the “Cash Consideration”), subject to customary purchase price adjustments for cash, indebtedness, transaction expenses and working capital as set forth in the Purchase Agreement. The Cash Consideration was funded from cash on hand, borrowings under the ABL facility (as defined herein), and the Seller Term Loan (as defined herein) (collectively, the “Debt Financing”).
    The unaudited pro forma condensed combined financial information has been prepared by Forum in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The following unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2023, is derived from:
•the historical audited consolidated financial statements of Forum and accompanying notes as of and for the year ended December 31, 2023, included in Forum’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities Exchange Commission (“SEC”) on March 5, 2024;
•the historical audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2022 of Variperm, filed as Exhibit 99.1 to Forum’s Current Report on Form 8-K/A filed with the SEC on March 15, 2024; and
•the historical unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2023 of Variperm, filed as Exhibit 99.2 to Forum’s Current Report on Form 8-K/A filed with the SEC on March 15, 2024.
Variperm’s unaudited condensed combined statement of comprehensive income (loss) for the twelve months ended September 30, 2023 is derived by subtracting the historical unaudited consolidated statement of earnings and retained earnings of Variperm for the nine months ended September 30, 2022 from the historical audited consolidated statement of earnings and retained earnings of Variperm for the year ended December 31, 2022 and adding the historical unaudited consolidated statement of earnings and retained earnings of Variperm for the nine months ended September 30, 2023, as permitted under Rule 11-02 of Regulation S-X.
The historical financial statements of Forum and Variperm have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give pro forma effect to events which are necessary to account for the Transaction and the Debt Financing, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.
    The Transaction is accounted for as a business combination using the acquisition method with Forum assumed as the accounting acquirer in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to Variperm’s assets acquired and liabilities assumed based upon their estimated fair values at the Closing Date. The process of valuing the net assets of Variperm at the Closing Date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed was recorded as goodwill. Accordingly, the purchase price allocation reflected in this unaudited pro forma condensed combined financial information is preliminary and represents Forum’s current best estimate of fair value and is subject to revision.
    As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed.
    The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Transaction and the Debt Financing been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.
    The following unaudited pro forma condensed combined financial information gives effect to the Transaction and the Debt Financing, which includes adjustments for the following:
•Certain reclassifications and U.S. GAAP adjustments to conform Variperm’s historical financial statement presentation to Forum’s presentation and accounting policies.
•Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $194.6 million.
•Proceeds and uses of the drawdown from the Credit Agreement Amendment (as defined herein) and Seller Term Loan (as defined herein) entered in connection with the Transaction; and
•Non-recurring transaction costs in connection with the Transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2023
(in Thousands)
As of December 31, 2023		As of September 30, 2023	As of September 30, 2023					As of December 31, 2023
Forum Energy Technologies, Inc.(Historical) - USD		Variperm Holdings Ltd. - CAD (See Note 3)	Variperm Holdings Ltd. - USD	Transaction Adjustments - USD (See Note 4)	Notes	Financing Adjustments - USD (See Note 4)	Notes	Pro Forma Combined for Transaction and Financing Adjustments - USD

Assets
Current assets
Cash and cash equivalents	46,165	25,233	18,574	(150,348)	A	150,000	I	61,481
				-		(2,910)	I
Accounts receivable—trade, net of allowances	146,747	24,668	18,158	-		-		164,905
Inventories, net	299,639	18,325	13,489	-		-		313,128
Prepaid expenses and other current assets	21,887	2,302	1,695	-		-		23,582
Costs and estimated profits in excess of billings	13,365	-	-	-		-		13,365
Accrued revenue	1,801	-	-	-		-		1,801
Total current assets	529,604	70,528	51,916	(150,348)		147,090		578,262
Property and equipment, net of accumulated depreciation	61,401	28,457	20,947	3,679	B	-		86,027
Operating lease assets	55,399	4,217	3,104	(324)	H	-		58,179
Deferred financing costs, net	1,159	-	-	-		-		1,159
Intangible assets, net	167,970	1,011	744	78,256	C	-		246,970
Goodwill	-	8,975	6,606	46,379	D	-		52,985
Deferred tax assets, net	368	-	-	-		-		368
Other long-term assets	5,160	-	-	-		-		5,160
Total assets	821,061	113,188	83,317	(22,358)		147,090		1,029,110
Liabilities and equity
Current liabilities
Current portion of long-term debt	1,186	-	-	-		2,500	I	3,686
Accounts payable—trade	125,918	5,104	3,756	-		-		129,674
Income taxes payable	-	4,939	3,636	-		-		3,636
Accrued liabilities	62,463	5,193	3,823	5,538	E	-		71,824
Deferred revenue	10,551	90	66	-		-		10,617
Billings in excess of costs and profits recognized	4,221	-	-	-		-		4,221
Total current liabilities	204,339	15,326	11,281	5,538		2,500		223,658
Long-term debt, net of current portion	129,567	-	-	-		147,500	I	274,157
				-		(2,910)	I
Deferred tax liabilities, net	940	4,802	3,535	18,771	F	-		23,246

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2023 (in Thousands)
As of December 31, 2023	As of September 30, 2023	As of September 30, 2023	As of December 31, 2023
Forum Energy Technologies, Inc.(Historical) – USD	Variperm Holdings Ltd. - CAD (See Note 3)	Variperm Holdings Ltd. - USD	Transaction Adjustments - USD (See Note 4)	Notes	Financing Adjustments - USD (See Note 4)	Notes	Pro Forma Combined for Transaction and Financing Adjustments - USD
Operating lease liabilities	61,450	2,613	1,923	-	-	63,373
Other long-term liabilities	12,132	-	-	-	-	12,132
Total liabilities	408,428	22,741	16,739	24,309	147,090	596,566
Commitments and contingencies	-	-
Equity
Common stock, $ 0.01 par value	109	-	-	20	A	-	129
Additional paid-in capital	1,369,288	13,524	9,955	44,200	A	-	1,413,488
(10,024)	D	-
69	G	-
Treasury stock at cost	(142,057)	-	-	-	-	(142,057)
Retained earnings (deficit)	(699,471)	75,424	55,520	(55,451)	D	-	(723,780)
(5,538)	E	-
(18,771)	F	-
(69)	G	-
Contributed surplus/(deficit)	-	1,499	1,103	(1,103)	D	-
Accumulated other comprehensive loss	(115,236)	-	-	-	-	(115,236)
Total equity	412,633	90,447	66,578	(46,667)	-	432,544
Total liabilities and equity	821,061	113,188	83,317	(22,358)	147,090	1,029,110

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss)
For the Year Ended December 31, 2023
(in Thousands, except per share amounts)
	For the Year ended December 31, 2023	For the twelve months ended September 30, 2023	For the twelve months ended September 30, 2023					For the Year ended December 31, 2023
	Forum Energy Technologies, Inc.(Historical) - USD	Variperm Holdings Ltd. - CAD (See Note 3)	Variperm Holdings Ltd. - USD	Transaction Adjustments - USD (See Note 5)	Notes	Financing Adjustments - USD (See Note 5)	Notes	Pro Forma Combined for Transaction and Financing Adjustments - USD
Revenues	738,864	175,421	130,075	-		-		868,939
Cost of sales	534,711	88,892	65,913	219	AA	-		600,843
Gross profit	204,153	86,529	64,162	(219)		-		268,096
Operating expenses
Selling, general and administrative expenses	180,389	20,137	14,932	24	AA	-		208,788
				7,567	BB	-
				5,538	CC	-
				500	DD	-
				(162)	EE	-
Transaction expenses	2,892	-	-	-		-		2,892
Gain on sale-leaseback transactions	-	-	-	-		-		-
Loss (gain) on disposal of assets and other	156	648	480	-		-		636
Total operating expenses	183,437	20,785	15,412	13,467		-		212,316
Operating income	20,716	65,744	48,750	(13,686)		-		55,780
Other expense (income)	-	-	-	-		-		-
Interest expense	18,297	352	261	-		17,678	GG	37,000
				-		764	GG
Foreign exchange losses (gains) and other, net	10,233	(646)	(479)	-		-		9,754
Total other expense, net	28,530	(294)	(218)	-		18,442		46,754
Income (loss) before income taxes	(7,814)	66,038	48,968	(13,686)		(18,442)		9,026
Income tax expense	11,062	15,488	11,484	(3,148)	FF	(4,242)	HH	15,156
Net income (loss)	(18,876)	50,550	37,484	(10,538)		(14,200)		(6,130)
Weighted average shares outstanding
Basic	10,212		-	-		-		12,212
Diluted	10,212		-	-		-		12,212
Earnings (loss) per share
Basic	$ (1.85)		-	-		-		$ (0.50)
Diluted	$ (1.85)		-	-		-		$ (0.50)

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

    The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information. The pro forma condensed combined balance sheet was prepared using the historical balance sheets of Forum as of December 31, 2023, and Variperm as of September 30, 2023. The unaudited pro forma condensed combined income statement was prepared using:
•the historical audited consolidated statement of comprehensive income (loss) of Forum for the year ended December 31, 2023; and
•the constructed unaudited condensed combined statement of comprehensive income (loss) of Variperm for the twelve months ended September 30, 2023.

Variperm’s unaudited condensed combined statement of comprehensive income (loss) for the twelve months ended September 30, 2023 is derived by subtracting the historical unaudited consolidated statement of earnings and retained earnings of Variperm for the nine months ended September 30, 2022 from the historical audited consolidated statement of earnings and retained earnings of Variperm for the year ended December 31, 2022 and adding the historical unaudited consolidated statement of earnings and retained earnings of Variperm for the nine months ended September 30, 2023, as permitted under Rule 11-02 of Regulation S-X.
     Forum’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars (“USD”). Variperm’s financial statements were prepared in accordance with Accounting Standards for Private Enterprises in Canada (“ASPE”) and presented in Canadian dollars (“CAD”). The financial information of Variperm has been translated from CAD to USD including certain reclassifications and U.S. GAAP adjustments to conform Variperm’s historical financial statement presentation to Forum’s financial statement presentation.
    The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Forum assumed as the accounting acquirer and based on the historical consolidated financial statements of Forum and Variperm. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed Closing Date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of Transaction consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
    The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Transaction and the Debt Financing had occurred on December 31, 2023, and the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss) for the year ended December 31, 2023, give effect to the Transaction and the Debt Financing as if they occurred on January 1, 2023.
    The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Transaction and integration costs that may be incurred. The pro forma adjustments represent Forum’s best estimates and are based upon currently available information and certain assumptions that Forum believes are reasonable under the circumstances. There are no material transactions between Forum and Variperm during the periods presented.
    For purposes of preparing the pro forma financial information, the historical financial information of Variperm and related pro forma adjustments was translated from CAD to USD using the following historical exchange rates:

Closing exchange rate as of September 30, 2023	0.7361
Average exchange rate for the twelve months ended September 30, 2023	0.7415

    These exchange rates may differ from future exchange rates which would have an impact on the pro forma financial information and would also impact purchase accounting.
Note 2. Description of the Debt Financing

Seller Term Loan

    Forum entered into the Second Lien Seller Term Loan Credit Agreement (the “Seller Term Loan”) by and among Forum, as borrower, the Sellers and certain of the option holders (as defined in the Purchase Agreement), as lenders (the “Lenders”), and VES Partnership, as administrative and collateral agent for each of the Lenders. Pursuant to the Seller Term Loan, Forum borrowed $60.0 million aggregate principal amount of term loans (the “Term Loans”), which mature in December 2026. The Term Loans bear interest at the rate of (i) 11.0% per year for the period commencing on the Closing Date through the first anniversary of the Closing Date, (ii) 17.0% per annum for the period commencing on the first anniversary of the Closing Date through the second anniversary of the Closing Date and (iii) 17.5% per annum for the period commencing on the second anniversary of the Closing Date through the maturity date. Forum incurred approximately $1.5 million in fees in connection with the Seller Term Loan.
Credit Agreement Amendment

    Additionally, in connection with the Transaction, Forum entered into an amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement, dated as of October 30, 2017 (as amended, restated and supplemented or otherwise modified, the “Credit Agreement”), among Forum, as borrower, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties named therein. Pursuant to the Credit Agreement Amendment, the Credit Agreement (i) was modified to, among other things, (a) permit the incurrence of new secured notes in an amount not to exceed $200.0 million and (b) update the CDOR provisions with Term Canadian Overnight Repo Rate Average and (ii) was modified as of the Closing Date, to, among other things, (a) extend the maturity date of the Credit Agreement to September 8, 2028, (b) permit the Transaction, (c) permit the incurrence of the Seller Term Loan in an amount not to exceed $60.0 million, in connection with the consummation of the Transaction, and (d) increase the aggregate revolving commitments from $179.0 million to $250.0 million. The financing commitments under the Credit Agreement (the “ABL facility”) are subject to various customary conditions set forth therein. The unaudited pro forma condensed combined financial information reflects that Forum borrowed $90.0 million under the Credit Agreement in connection with the Transaction. Forum incurred approximately $1.4 million in fees in connection with the Credit Agreement Amendment.
Note 3. Reclassification and U.S. GAAP Adjustments

    During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Variperm’s financial information to identify differences in accounting policies compared to those of Forum’s and differences in financial statement presentation compared to the presentation of Forum. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, Forum is not aware of any other material differences. However, Forum will continue to perform its detailed review of Variperm’s accounting policies, including compliance with U.S. GAAP standards. Upon completion of that review, differences may be identified between the accounting policies of the two companies that when confirmed could have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet of Variperm Holdings Ltd.
As of September 30, 2023
(in Thousands)
Forum Energy Technologies, Inc.	Variperm Holdings Ltd.	Historical - CAD	Re-classification Adjustments	Notes	U.S. GAAP Adjustments	Notes	Variperm Holdings Ltd. - CAD
Assets
Current assets
Cash and cash equivalents	Cash	25,233					25,233
Accounts receivable—trade, net of allowances	Accounts receivable	24,668					24,668
Inventories, net	Inventories	18,325					18,325
Prepaid expenses and other current assets	Prepaid expenses and deposits	2,302					2,302
Costs and estimated profits in excess of billings		-					-
Accrued revenue		-					-
Total current assets		70,528	-		-		70,528
Property and equipment, net of accumulated depreciation	Property and equipment	28,457					28,457
Operating lease assets	Operating lease assets	-			4,217	(b)	4,217
Deferred financing costs, net		-					-
Intangible assets, net	Intangible assets	1,011					1,011
	Goodwill	8,975					8,975
Deferred tax assets, net		-					-
Other long-term assets		-					-
Total assets		108,971	-		4,217		113,188
Liabilities and equity
Current liabilities
Current portion of long-term debt		-					-
Accounts payable- trade	Accounts payable	5,104					5,104
	Income taxes payable	4,939					4,939
Accrued liabilities	Current portion of long-term lease liability	3,495			1,698	(b)	5,193

Deferred revenue	Deferred revenue	90					90
Billings in excess of costs and profits recognized		-					-
Total Current liabilities		13,628	-		1,698		15,326
Long-term debt, net of current portion		-					-
	Future income taxes	4,802	(4,802)	(a)			-
Deferred tax liabilities, net		-	4,802	(a)			4,802
Operating lease liabilities	Operating lease liabilities	-			2,613	(b)	2,613
Other long-term liabilities		-					-
Total Liabilities		18,430	-		4,311		22,741
Commitments and contingencies
Equity
Common stock, $ 0.01 par value		-					-
Additional paid-in capital	Share capital	13,524					13,524
Treasury stock at cost		-					-
Retained earnings (deficit)	Retained earnings	75,518			(94)	(b)	75,424
	Contributed surplus	1,499					1,499
Accumulated other comprehensive loss		-					-
Total Equity		90,541	-		(94)		90,447
Total liabilities and equity		108,971	-		4,217		113,188

(a) Reclassification of Future income taxes to Deferred tax liabilities, net.
(b) Adjustment for recognition of Operating lease assets and lease liabilities in accordance with US GAAP.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss) of Variperm Holdings Ltd.
For the twelve months ended September 30, 2023
(in Thousands, except per share amounts)
Forum Energy Technologies, Inc.	Variperm Holdings Ltd.	Constructed - CAD(1)	Re-classification Adjustments	Notes	Variperm Holdings Ltd. - CAD

Revenue	Revenue		175,421	(a)	175,421
	Product	169,510	(169,510)	(a)	-
	Service	5,911	(5,911)	(a)	-
Cost of sales	Direct costs	85,304	3,588	(b)	88,892
	Depreciation of property and equipment	3,987	(3,987)	(b)	-
Gross profit		86,130	399		86,529
Operating expenses
Selling, general and administrative expenses	General and administrative expenses	19,479	259	(c)	20,137
			399	(b)
Transaction expenses		-			-
Gain on sale-leaseback transactions		-			-
Loss (Gain) on disposal of assets and other	Gain on disposal of property and equipment	648			648
Total operating expenses		20,127	658		20,785
Operating income		66,003	(259)		65,744
Other expense (income)
Interest expense	Interest and fees	352			352
	Stock-based compensation	259	(259)	(c)	-
Foreign exchange losses (gains) and other, net	Foreign exchange (gain) loss	(646)			(646)
Total other expenses, net		(35)	(259)		(294)
Income (loss) before income taxes		66,038	-		66,038
Income tax expense	Income taxes	15,488			15,488
Net income (loss)		50,550	-		50,550

(1) Variperm’s unaudited condensed combined statement of comprehensive income (loss) for the twelve months ended September 30, 2023 is derived by subtracting the historical unaudited consolidated statement of earnings and retained earnings of Variperm for the nine months ended September 30, 2022 from the historical audited consolidated statement of earnings and retained earnings of Variperm for the year ended December 31, 2022 and adding the historical unaudited consolidated statement of earnings and retained earnings of Variperm for the nine months ended September 30, 2023, as permitted under Rule 11-02 of Regulation S-X. See below for the reconciliation.

(a) Reclassification of revenue bifurcations between Product and Service to Revenue.
(b) Reclassification of Depreciation of property and equipment to Cost of sales and Selling, general and administrative expenses.
(c) Reclassification of Stock-based compensation to Selling, general and administrative expenses.

Reconciliation of Variperm's Unaudited Condensed Combined Statement of Comprehensive Income (Loss)
A reconciliation of Variperm’s unaudited condensed combined statement of comprehensive income (loss) for the twelve months ended September 30, 2023, is as follows:

Unaudited Condensed Combined Statement of Comprehensive Income (Loss) of Variperm Holdings Ltd.
For the twelve months ended September 30, 2023 (1)

Variperm Holdings Ltd.	Fiscal Year Ended December 31, 2022 - CAD	Less: Nine Months Ended September 30, 2022 - CAD	Add: Nine Months Ended September 30, 2023 - CAD	Twelve Months Ended September 30, 2023 - CAD

Revenue
Product	145,798	103,895	127,607	169,510
Service	7,388	5,614	4,137	5,911
Direct costs	81,955	60,442	63,791	85,304
Depreciation of property and equipment	3,851	2,981	3,117	3,987
Gross profit	67,380	46,086	64,836	86,130
Operating expenses
General and administrative expenses	17,825	12,755	14,409	19,479
Gain on disposal of property and equipment	551	(105)	(8)	648
Total operating expenses	18,376	12,650	14,401	20,127
Operating income	49,004	33,436	50,435	66,003
Other expense (income)
Interest and fees	346	261	267	352
Stock-based compensation	296	233	196	259
Foreign exchange (gain) loss	(156)	348	(142)	(646)
Total other expenses, net	486	842	321	(35)
Income (loss) before income taxes	48,518	32,594	50,113	66,038
Income taxes	11,566	7,830	11,752	15,488
Net income (loss)	36,950	24,763	38,361	50,550

(1) May not foot and cross foot due to rounding.
Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Adjustments

    The Transaction is accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired, and liabilities assumed be recognized at their Closing Date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired, if any, recorded as goodwill.
(A) The accounting for the Transaction is based on currently available information and is considered preliminary. The final accounting for the Transaction may differ materially from that presented in this unaudited pro forma condensed combined financial information. The adjustment reflects the impact of the Cash Consideration, the Stock Consideration, and all transaction expenses. Refer to the following table for the computation of the preliminary estimated fair value of consideration transferred:

(in thousands, except share count and per share data)
Forum shares issued(1)	2,000,000
Forum common stock price(2)	$22.11
Equity portion of consideration	$44,220
Cash consideration(3)	150,348
Fair value of consideration transferred	$194,568
(1) Forum shares issued for Variperm’s common stock outstanding as defined in the Purchase Agreement.
(2) Forum common stock price per share as of January 4, 2024.
(3) Cash consideration includes settlement of Variperm’s options that vested and were settled as part of the Transaction.

The following table summarizes the preliminary accounting for the Transaction:

(in thousands)	Fair value*
Cash & cash equivalents	$18,574
Accounts receivable—trade	18,158
Inventories	13,489
Prepaid expenses and other current assets	1,695
Property and equipment	24,626
Operating lease assets	2,780
Intangible assets	79,000
Total Assets	158,322
Accounts payable – trade	3,756
Income taxes payable	3,636
Accrued liabilities	3,823
Deferred revenue	66
Operating lease liabilities	1,923
Deferred tax liabilities	3,535
Net assets acquired	141,583
Goodwill	52,985
Fair value of consideration transferred	$194,568
*Adjusted for rounding difference
    The determination of the fair value of the identifiable assets of Variperm and the allocation of the estimated consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. The final purchase price allocation will be determined when Forum has completed the detailed valuations and necessary calculations. The final Transaction consideration allocation may be materially different than that reflected in the preliminary estimated Transaction consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited condensed combined pro forma financial information may change the amount of the total Transaction consideration allocated to goodwill and other assets and liabilities and may impact the combined company statements of comprehensive income (loss) due to adjustments in the depreciation and amortization of the adjusted assets.
(B) Reflects the preliminary estimated fair value adjustment to property and equipment acquired in the Transaction. The fair value of property and equipment is preliminary and subject to change.

The general categories of the acquired identified tangible assets are expected to be the following:

(in thousands)	Useful Life (Average)	Fair value
Leasehold improvements	18	$694
Computer equipment	4	1,512
Machinery & equipment	8	22,262
Construction in progress		158
Total property and equipment acquired		$24,626
(C) Reflects the preliminary estimated asset fair value adjustment to the identifiable intangible assets acquired, primarily consisting of customer relationships, backlog and tradenames. The fair value of intangible assets is preliminary and subject to change.
The general categories of the acquired identified intangible assets are expected to be the following:

(in thousands)	Useful Life (Average)	Fair value
Customer relationships	15	$70,000
Backlog	2	5,000
Trade names	10	4,000
Total identifiable intangible assets		$79,000
(D) Reflects the elimination of Variperm’s historical goodwill and equity and elimination of shares issued by Variperm on accelerated vesting of equity awards upon closing of the Transaction.

(in thousands)	Notes	Fair value
Purchase consideration	A	$194,568
Historical book value of Variperm equity
Share capital		10,024
Retained earnings		55,451
Contributed surplus		1,103
Elimination of historical goodwill		(6,606)
Estimated fair value adjustment on property and equipment	B	3,679
Estimated fair adjustment on operating lease asset	H	(324)
Elimination of other intangible assets	C	78,256
Preliminary estimate of fair value of identifiable net assets acquired		$141,583

Goodwill		52,985
Historical goodwill		(6,606)
Net adjustments		$46,379
(E) Reflects one-time transaction-related costs of approximately $5.5 million incurred prior to, or concurrent with, the closing of the Transaction including bank fees, legal fees, consulting fees, and other transaction expenses by Forum.
(F) Reflects estimated deferred taxes related to the purchase price allocation and income tax impact effect related to the pro forma adjustments. Tax-related adjustments are based upon a blended statutory tax rate of approximately 23% which represents the adjustment to the deferred tax liability balances associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets and property, plant and equipment. The effective tax rate of Forum following the Transaction could be significantly different (either higher or lower) depending on post-acquisition activities, including the geographical mix of income.

(G) Represents the adjustment for equity awards that automatically vest and are settled in common shares by Variperm at the time of the closing of the Transaction.
(H) Reflects adjustment to the operating lease asset on account of unfavorable lease arrangements acquired as part of the Transaction.
Financing Adjustments

(I) Reflects the preliminary adjustment to cash in connection with the Seller Term Loan and the ABL facility as follows:

(in thousands)	As of December 31, 2023
Proceeds from the Seller Term Loan and ABL facility(1)	$150,000
Payment of financing costs(2)	(1,500)
New deferred debt issuance costs for Credit Agreement Amendment(3)	(1,410)
Pro forma adjustment	$147,090

(1) Forum used proceeds from the Debt Financing to pay cash consideration to the Sellers.
(2) Represents the payment of capitalized financing costs incurred related to the Seller Term Loan. The debt issuance costs are included within long-term debt.
(3) Represents additional debt issuance costs incurred for the Credit Agreement Amendment.

Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss)

Transaction Adjustments

(AA) Represents a net increase in depreciation expense on a straight-line basis of $0.2 million based on the preliminary step-up in fair value of the property and equipment and the related assigned estimated useful life for the year ended December 31, 2023.
(BB) Represents the pro forma adjustment to record amortization expense of $7.6 million, for the year ended December 31, 2023, based on the fair value of identified intangible assets less historical amortization expense of zero for the period associated with the historical intangible assets.

(in thousands)	Useful Life (Average)	Fair Value	Amortization Expense for the Year Ended December 31, 2023
Customer relationships	15	$70,000	$4,667
Backlog	2	5,000	2,500
Trade names	10	4,000	400
Total identifiable intangible assets		$79,000	$7,567
(CC) Reflects estimated nonrecurring transaction-related expenses of $5.5 million incurred by Forum. These nonrecurring expenses are not anticipated to affect the Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss) beyond twelve months after the Closing Date.
(DD) Represents the adjustment to record the share-based compensation expense related to equity awards that automatically vested and were settled in common shares by Variperm at the Closing Date and restricted stock units provided to Variperm’s employees as an inducement to continue to provide service to Forum following the acquisition.
(EE) Reflects adjustment for amortization of unfavorable lease terms for operating leases acquired as part of the Transaction.

(FF) Reflects estimated income tax impact effect related to the pro forma transaction accounting adjustments. Tax-related adjustments are based upon a blended statutory tax rate of approximately 23% is assumed for the amortization of intangible assets and other pro forma adjustments. The applicable blended statutory tax rates are based on the jurisdictions in which the assets are located and are not necessarily indicative of the effective tax rate of Forum following the Transaction, which could be significantly different depending on post-acquisition activities, including the geographical mix of income.
Financing Adjustments

(GG) Reflects the adjustment to the estimated interest expense to be incurred by Forum as a result of the Seller Term Loan and the ABL facility as follows:

(in thousands)	For the Year Ended December 31, 2023
Interest expense on the Seller Term Loan	$10,154
Interest expense on the ABL facility(1)	7,524
Amortization of debt issuance costs related to the Seller Term Loan	482
Amortization of deferred issuance fees on Credit Agreement Amendment(2)	282
Pro forma adjustment	$18,442
(1) Represents the estimated interest expense on the ABL facility. An increase/ decrease of 1/8th percent in the interest rate results in an increase or decrease in interest expense, net of $0.2 million for the year ended December 31, 2023.
(2) Represents the amortization of deferred issuance on the Credit Agreement Amendment.

(HH) Reflects estimated income tax impact effect related to the pro forma financing adjustments. Tax-related adjustments are based upon a blended statutory tax rate of approximately 23% which is assumed for the amortization of intangible assets and other pro forma adjustments. The applicable blended statutory tax rates are based on the jurisdictions in which the assets are located and are not necessarily indicative of the effective tax rate of Forum following the Transaction, which could be significantly different depending on post-acquisition activities, including the geographical mix of income.
Note 6. Earnings (Loss) Per Share

The following tables set forth the computation of pro forma basic and diluted earnings per share for the year ended December 31, 2023.

(in thousands, except per share data)	For the Year Ended December 31, 2023
Numerator:
Net loss attributable to common stockholders	$(6,130)
Denominator:
Weighted average common shares outstanding:
Basic(1)	12,212
Diluted(1)	12,212
Pro forma net income per share:
Basic	$(0.50)
Diluted	$(0.50)
(1) Basic and diluted weighted average shares outstanding includes 2.0 million shares of common stock issued as the Stock Consideration of the purchase price.